Exhibit 10.3

Amendment to Registration Rights Agreement

This Amendment to Registration Rights Agreement (this “Amendment”), dated as of June 30, 2006, is entered into by and among Arena Pharmaceuticals, Inc. (the “Company”) and Mainfield Enterprises, Inc. (“Purchaser”).

 WHEREAS, the Company, Purchaser and Smithfield Fiduciary LLC (“Smithfield”) are parties to that certain Registration Rights Agreement, dated as of December 24, 2003, as it may be amended from time to time (the “Registration Rights Agreement”); and

WHEREAS, in accordance with Section 6(b) of the Registration Rights Agreement, the Company and Purchaser, and by a separate agreement dated as of the date hereof, the Company and Smithfield, desire to amend the Registration Rights Agreement as provided herein and therein.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.               The first sentence of Section 2(c) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Holders (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid under the Purchase Agreement for the Securities held by such Holder for each of the first and second months and 2.0% for each month thereafter; provided, however, that the maximum amount payable by the Company as liquidated damages in respect of all such Events (including, but not limited to, any Events relating to Registrable Securities issued or issuable pursuant to the 2006 Warrant, as defined in that certain Settlement Agreement and Release, dated as of the date hereof, between the Company and Smithfield) shall be capped at 10% of the aggregate purchase price paid by each Holder under the Purchase Agreement for the Securities.

2.               The Registration Rights Agreement shall continue in full force and effect except to the extent modified herein.

3.               This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Arena Pharmaceuticals, Inc.

By:	/s/ Jack Lief
Name:	Jack Lief
Title:	President and Chief Executive Officer

MAINFIELD ENTERPRISES, INC.

By:	/s/ Avi Vigder
Name:	Avi Vigder
Title:	Authorized Signatory